Exhibit 4.9

STOCK PLEDGE AGREEMENT

                                                                                                                             February ___, 2004

            For value received this date, VILLAGEEDOCS, a California corporation (the "Debtor"), hereby grants unto STEPHEN A. GARNER, on his own behalf (the "Secured Party"), a security interest in the following securities:

            _____________________ shares of common stock of Tailored Business Systems, Inc. ("TBS") owned by the Debtor and acquired from the Secured Party pursuant to an Agreement and Plan of Merger dated as of January 31, 2004 by and among the Debtor, VillageEDOCS Merger Sub, Inc., TBS, Stephen A. Garner and James L. Campbell (the "Merger Agreement).

together with stock powers or other instruments executed in blank by the Debtor, and including the proceeds and products thereof, to the extent provided hereinbelow (hereinafter collectively called the "Collateral").

            1.         The Collateral shall secure the prompt and full payment of a Secured Promissory Note (the "Promissory Note"), executed and delivered this date to Secured Party by the Debtor, in the principal sum of Three Hundred Thousand and no/100 Dollars ($300,000), payable in accordance with said Promissory Note.  The Collateral shall also secure the prompt and full performance of all obligations of the Debtor to the Secured Party under the terms of the Merger Agreement, including but not limited to prompt and full payment of the Stock Consideration under Section 1.6.2(c) of the Merger Agreement.

            2.         The Debtor agrees (1) to deliver the Collateral to Secured Party to be held pursuant to the terms of this Agreement and (2) to perform such acts and deeds as Secured Party may from time to time request to maintain a valid security interest on the part of Secured Party in the Collateral (free of all other liens and claims whatsoever) to secure the prompt and full payment of the aforesaid Promissory Note and Debtor's obligations under the Merger Agreement.

3.         If the Debtor, as the registered holder or owner of any of the Collateral, shall become entitled to receive or does receive any other stock certificate, option or right, note, bond, evidence of indebtedness, security or other instrument whether in addition to, in substitution of, or in exchange for, such Collateral or otherwise (hereinafter, the "Collateral Security"), the Debtor agrees to accept same as agent for Secured Party, to hold same as agent for Secured Party, and forthwith to deliver the same to Secured Party, in exact form received, with the Debtor's endorsement when necessary, to be held by Secured Party as Collateral Security hereunder.   Without limiting the foregoing, it is specifically agreed that during the term of this Agreement:

A.        any stock dividend, stock split, reclassification, readjustment or other change is declared or made in the capital structure of TBS, all new, substituted and additional shares, or other securities, issued by reason of any such change and received by Debtor or to which Debtor shall be entitled shall be immediately delivered to the Secured Party, together with stock powers endorsed in blank by Debtor, and shall thereupon constitute Collateral Security to be held by the Secured Party under the terms of this Agreement;

B.         if any subscriptions, warrants or any other rights or options shall be issued in connection with the Collateral, all new stock or other securities acquired through such subscriptions, warrants, rights or options by Debtor shall be immediately delivered to the Secured Party and shall thereupon constitute Collateral Security to be held by the Secured Party under the terms of this Agreement; and

C.        no additional capital stock or shares shall be issued by TBS to any person or entity other than Debtor without the prior written consent of the Secured Party, and if any additional stock in TBS is hereafter acquired by Debtor through purchase, inheritance, devise, gift, or by any other transfer, all such additional stock acquired by Debtor shall be immediately delivered to the Secured Party, together with stock powers endorsed in blank by Debtor, and shall thereupon constitute Collateral Security to be held by the Secured Party under the terms of this Agreement;

            Only upon the default of any of the terms and provisions hereof, or any of the terms and provisions of the aforesaid Promissory Note or Merger Agreement, the Secured Party may, in its sole discretion, exercise from time to time any rights and remedies available to a secured party under the Uniform Commercial Code of the State of Georgia.  No delay or omission on the part of the Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

            4.         The Debtor hereby agrees to the terms and conditions of this Agreement.

            5.         Grant of Security Interest.  In order to secure (a) the prompt payment of the Promissory Note and of all other obligations of the Debtor to the Secured Party of any nature whatsoever, whether now existing or hereafter arising, directly or indirectly as a result of or in connection with the Promissory Note and the implementation of its terms and conditions, including, but not in the way of limitation, principal, interest, future advances, if any, late charges, expense payments, liquidation costs, and attorneys fees and expenses; and (b) the performance of all the terms, provisions and conditions of the Merger Agreement; and (c) the performance of all the terms, provisions and conditions of this Agreement (together hereinafter referred to as the "Obligations"), the Debtor hereby grants to the Secured Party a security interest in the Collateral and the Collateral Security (collectively referred to herein as the "Collateral").  This Agreement, all of the rights, remedies, powers and privileges of the Secured Party hereunder, and the security interest created hereby shall be in addition to, and shall not in any way be prejudiced or affected by, any other collateral or any other security now or at any time or times hereafter held by the Secured Party for all or any part of the Obligations.

            6.         Representations and Warranties.  The Debtor represents and warrants:

                        A.        The execution and performance hereof by the Debtor shall not violate any order of any court or other agency of government, any agreement or other instrument to which the Debtor is a party or by which their property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any indenture, agreement or other instrument.

                        B.         The Debtor has good and marketable title to the Collateral free of any liens and encumbrances and rights in any individual or entity other than the security interest represented by this Agreement and other than the Secured Party.

            7.         Covenants of Debtor.  During the continuance of this Agreement, the Debtor covenants as follows:

                        A.        Not to permit any lien or claim to exist, accrue or remain on the Collateral or any part thereof which may be superior to the assignment, lien and/or security interest of the Secured Party.

                        B.         At his expense, to defend the title to the Collateral, or any part thereof, and promptly upon request to execute, acknowledge and deliver any financing statement, and any other document necessary for the Secured Party to perfect, preserve, maintain, protect, continue and/or extend its lien or security interest under this Agreement and the priority thereof.

                        C.        Not to sell, assign, contract for sale, transfer, encumber, pledge, or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party.

                        D.        To promptly notify the Secured Party in writing of any event including without limitation any actions, suits, or proceedings pending, or to the Debtor's knowledge, threatened, against the Debtor or the Debtor's property which may, in any one case or in the aggregate, adversely affect the ability of the Debtor to fulfill the Obligations or which affects the value of the Collateral, the ability of the Debtor or of the Secured Party to dispose of the Collateral or the rights and remedies of the Secured Party in relation thereto, including, but not limited to, the levy of any legal process against the Collateral and the adoption of any order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

                        E.         Not to execute any assignment or security agreement or financing statement covering any of the Collateral except to the Secured Party.

                        F.         To diligently hold and keep accurate books and records covering the Collateral and all collections thereof.

                        G.        To notify the Secured Party promptly in writing of any change in the principal place of business of the Debtor.

            8.         Upon full payment of the Promissory Note and full performance of all other Obligations by the Debtor under the Merger Agreement, the Secured Party or its successors will reassign to the Debtor the rights assigned hereunder and all rights in the Secured Party hereunder shall terminate.

            9.         Default.

                        A.        "Default" shall mean the occurrence of any or more of the following events: (i) non-payment, when due or declared due, following any applicable grace period provided in the Promissory Note, of any installments of principal and/or interest on the Promissory Note; (ii) the Debtor fails or neglects to perform, keep or observe any terms, provision, warranty or covenant (other than non-payment, as covered in subparagraph (i), (above) contained in the Promissory Note, the Merger Agreement, or in any other agreements, notes, instruments, or documents theretofore, now or hereafter executed by the Debtor and delivered to the Secured Party, and such failure shall continue for a period of fifteen (15) days after the Secured Party's mailing to the Debtor of written notice thereof; (iii) a proceeding under any bankruptcy, reorganization, arrangement of debt, solvency, readjustment of debt or receivership law or statute is filed by or against the Debtor or the Debtor makes an assignment for the benefit of creditors; (iv) any representation, warranty, certificate, schedule, report or other communication in connection with this or any other agreement between the Debtor and the Secured Party is found by the Secured Party to have been untrue, incomplete or misleading in any material respect when made or furnished; (v) the Debtor becomes insolvent or admits in writing the Debtor's inability to pay the Debtor's debts as they mature; (vi) acceleration of the maturity of any indebtedness of the Debtor to others under any indenture, instrument, agreement or undertaking; or (vii) any report, schedule or other communication required hereunder shall not be promptly delivered to the Secured Party.

                        B.         Any default of the Debtor under the Merger Agreement, the note from Debtor to Stephen A. Garner executed contemporaneously with this Note, the Stock Pledge Agreement from Debtor to Stephen A. Garner executed contemporaneously with this Stock Pledge Agreement, or the security agreements from Debtor to the Secured Party or to ___________________ executed contemporaneously with the Note shall constitute a default under this Stock Pledge Agreement.

                        C.        In the event a default shall occur, Secured Party's rights and remedies with respect to the Collateral shall be those of a Secured Party under the Uniform Commercial Code of the State of Georgia, in addition to those rights granted herein and in any other agreement now or hereafter in effect between the Debtor and the Secured Party.

                        D.        Except for a payment default beyond any applicable grace or cure period as to which no written notice shall be required, Secured Party, at its sole election, may declare all or any part of the Promissory Note to be immediately due and payable upon fifteen (15) days written notice to Debtor upon the happening of any event of default and such default remains uncured during such period.

            E.         In the event of default in payment or performance of the Promissory Note as provided therein, or in the event of any default under this Agreement, the Secured Party shall have the right to exercise all ownership rights respecting the Collateral and, upon fifteen (15) days written notice to the Debtor, to sell its interest in the Collateral, and the Secured Party may purchase the Collateral or any portion thereof at any such sale.  The Debtor recognizes that the Collateral is not readily marketable and, therefore, the Debtor hereby absolutely and irrevocably consents that the Secured Party may use whatever means the Secured Party may reasonably consider necessary or advisable to sell any or all of the Collateral at any time or times after the security constituted by this Agreement shall have become enforceable.  The Debtor agrees that any sale of the Collateral may be private and without competitive bidding.  The proceeds of the public or private sale or other disposition shall be applied (i) to the costs incurred in connection with the sale; (ii) to any unpaid interest which may have accrued on any obligations secured hereby; (iii) to any unpaid principal; and (iv) to damages incurred by the Secured Party or any of them by reason of any breach secured against hereby, in such order as the Secured Party may determine, and any remaining proceeds shall be paid over to the Debtor or others as by law provided.  In the event the proceeds of the sale or other disposition of the Collateral are insufficient to pay such expenses, interest, principal, obligations and damages, the Debtor shall remain liable to the Secured Party for any such deficiency.

10.       Voting Rights.

            A.        For so long as no default on the Promissory Note or hereunder shall have occurred, Debtor shall have all voting and ownership rights, subject to this Agreement, with the same force and effect as if the Collateral were not assigned, provided, however, that the Debtor hereby covenants with the Secured Party that the Debtor will not at any time or times cast any vote in respect of any of the Collateral or give any consents, waivers or ratifications in respect of any of the Collateral which would violate or contravene, or which would cause or otherwise authorize the Debtor to violate or contravene any provision of this Agreement and/or the Promissory Note.

B.         For so long as the Promissory Note remains unpaid or any of the other Obligations remain outstanding, after a Default, (i) the Secured Party may, upon fifteen (15) days prior written notice to the Debtor of its intention to do so, exercise all voting rights, and all other ownership or consensual rights of the Collateral, but under no circumstances is the Secured Party obligated by the terms of this Agreement to exercise such rights, and (ii) Debtor hereby appoints the Secured Party, which appointment shall be effective on the fifteenth (15th) day following the giving of notice by the Secured Party, Debtor's true and lawful attorney‑in‑fact and IRREVOCABLE PROXY to vote the Collateral in any manner the Secured Party deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders.  The power‑of‑attorney granted hereby is coupled with an interest and shall be irrevocable.

C.        For so long as Debtor shall have the right to vote the Stock, Debtor covenants and agrees that it will not, without the prior written consent of the Secured Party, (i) vote or take any consensual action with respect to the Collateral which would constitute a default under this Agreement, (ii) cause, permit or allow substantially all of the assets of TBS to be leased, sold, conveyed, pledged, hypothecated, transferred or otherwise encumbered or disposed of except in the ordinary course of TBS's business, or (iii) cause, permit or allow TBS  to be dissolved or liquidated or to acquire, be acquired by, merged or consolidated into or with any other person or entity.

                        D.  During the period beginning on the Closing Date and ending upon full payment of the Stock Consideration as provided in the Merger Agreement, Debtor covenants and agrees that (A) the budget and expenditures of TBS will not be reduced below the budget and expenditures of TBS for the fiscal year ending October 31, 2003; (B) the number of employees of TBS will not be decreased below TBS employment levels existing on the Effective Date of the Merger Agreement; and (C) a reasonable budget will be approved and funded in each fiscal year to support the gross revenue growth targets set forth in Section 1.6.2(c) of the Merger Agreement; provided, however, if TBS's gross revenues for three (3) consecutive months is less than 90% of the total gross revenues of TBS for the same three (3) month period during the fiscal year ended October 31, 2003, then such reductions may be made or the budget revised consistent with good business judgment and for reasons other than impeding the ability of the Surviving Corporation to attain the gross revenue objectives set forth in Section 1.6.2(c) of the Merger Agreement.  During the period beginning on the Closing Date and ending upon full payment of the Stock Consideration as provided in the Merger Agreement, Debtor further covenants and agrees that (D) no business or services currently performed by TBS will be diverted in any manner from TBS to Debtor or any affiliated company; (E) no gross revenues for goods or services provided by TBS shall be diverted in any manner to Debtor or any affiliated company; and (F) no action will be taken to manipulate, reduce or otherwise diminish the gross revenues of TBS.

            11.       Miscellaneous.

                        A.        The Debtor agrees to execute and deliver to the Secured Party such financing statements or amendments thereof or supplements thereto, and such other instruments as the Secured Party may from time to time request (and Debtor shall pay all filing costs and expenses of the same) in order to preserve, protect and maintain the security interest hereby granted.

                        B.         All financing statements, subordination agreements and other documents executed by the Debtor or furnished to the Secured Party in connection with this Agreement must be in form and substance reasonably satisfactory to the Secured Party.

                        C.        The Debtor hereby appoints the Secured Party as the Debtor's attorney-in-fact to perform all acts which the Secured Party deems appropriate and to perfect and continue the Security Interest and to protect and preserve the Collateral, including but not limited to the filing of any financing statements under the Uniform Commercial Code deemed necessary or desirable in the sole discretion of the Secured Party.

                        D.        Upon the Debtor's failure to perform any of his duties hereunder after reasonable notice, the Secured Party may, but shall not be obligated to, perform any or all such duties, and the Debtor shall pay an amount equal to the expense thereof to the Secured Party forthwith upon written demand by the Secured Party.

                        E.         No delay or omission by the Secured Party in exercising any right or remedy hereunder or with respect to the Promissory Note or the Merger Agreement shall operate as waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.  The Secured Party may remedy any default by the Debtor hereunder in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Debtor.

                        F.         The Secured Party shall have no obligation to take, and the Debtor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all prior parties to any of the Collateral, whether or not in Secured Party's possession.

                        G.        The Debtor agrees that any permitted notice by the Secured Party of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to the Debtor if such notice is mailed by regular or certified mail, postage prepaid, at least fifteen (15) days prior to such action, to the Debtor's address specified in the Merger Agreement or to any other address which the Debtor has specified in writing to the Secured Party.

                        H.        The Debtor agrees to pay all costs and expenses incurred by the Secured Party in enforcing this Stock Pledge Agreement and in realizing upon any Collateral, including, without limitation, reasonable attorney's fees and legal expenses.

                        I.          This Agreement shall be governed by and construed according to the laws of the State of Georgia.

                        J.          All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

                        K.        No modification, rescission, waiver, release or amendment of any provision of this Stock Pledge Agreement shall be made, except by written agreement subscribed by the Debtor and the Secured Party.

                        L.         All terms not defined herein are used as set forth in the Georgia Uniform Commercial Code.

                        M.        This Stock Pledge Agreement is and, is intended to be, a continuing security agreement; and shall remain in full force and effect thereafter until the Promissory Note and any extensions or renewals thereof, together with interest accruing thereon, and all obligations of the Debtor under the Merger Agreement, shall be paid in full.

                        N.        This Agreement benefits the Secured Party and its successors and assigns, and binds the Debtor and its assigns.

                        O.        This Stock Pledge Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

                        P.         NO PARTY TO THIS INSTRUMENT, INCLUDING BUT NOT LIMITED TO ANY ASSIGNEE OR SUCCESSOR OF A PARTY, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE OTHER LOAN OR SECURITY DOCUMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES HERETO, OR ANY OF THEM.  NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

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            IN WITNESS WHEREOF, the parties have executed and sealed this Stock Pledge Agreement on the day above written.

WITNESS:

___________________________                  _______________________________ (SEAL)

 STEPHEN A. GARNER, on his own behalf

                                                                                                - Secured Party -

                                                            VILLAGEEDOCS, a California Corporation

                                                            BY:______________________________________

                                                                  K. Mason Conner, President

                                                            Attest:____________________________________

                                                                      Michael A. Richard, Chief Financial Officer

 Signed, sealed and delivered

In the presence of:

                                                                                                (CORPORATE SEAL)

____________________________

Notary Public